EXHIBIT 99.1

One Belvedere Place Suite 300
Mill Valley, CA 94941
Phone	303.749.0607
Fax	303.790.0806

October 23, 2015

Citibank, N.A.,

as Securities Administrator, Paying Agent and Authorizing Agent

388 Greenwich Street, 14th Floor

New York, New York 10013

Attn: Citibank Agency & Trust – Sequoia Mortgage Trust 2011-1

Fax: (212) 816-5527

Re: SEMT 2011-1 – Clean-up Call Exercise Notice

Dear Sir or Madam,

Please accept this as the required thirty (30) day notice that Redwood Trust, Inc. or an affiliated entity (including, but not limited to, any subsidiary) (“RWT”), as Holder of the Class LT-R Certificate, intends to exercise the right to a Clean-up Call and termination of the “Trust Fund” (as defined in the Pooling and Servicing Agreement) on or around the November Distribution Date (as defined in the Pooling and Servicing Agreement), pursuant to Section 7.01(d) of the Amended and Restated Pooling and Servicing Agreement (the “Pooling and Servicing Agreement”), dated as of January 1, 2014, for the above-referenced transaction. Pursuant to Section 7.01(d), RWT hereby also agrees to work with the parties to the transaction in order to comply with Article VII and effect a “qualified liquidation”.

Please do not hesitate to call me at the number provided above with any questions or comments.

Thank you,

/s/ Matthew J. Tomiak

By: Matthew J. Tomiak

Its: Authorized Officer